EXHIBIT 10.2

THE GOODYEAR TIRE & RUBBER COMPANY
STOCK OPTION PLAN
FOR
HOURLY BARGAINING UNIT EMPLOYEES AT DESIGNATED LOCATIONS
(AS AMENDED DECEMBER 4, 2001)

1.	GENERAL PROVISIONS.

(a)	Adoption; Effective Date. The Plan has been adopted by the Board of Directors of The Goodyear Tire & Rubber Company on and effective as of December 4, 2000.

(b)	Purpose. The purpose of the Plan is to grant options to purchase shares of the Common Stock of the Company to eligible hourly employees of the Company and designated domestic subsidiaries at Designated Locations who are members of one or more of the local unions of the United Steelworkers of America, thereby strengthening the common interests of the shareholders of the Company and such employees in the long term growth, profitability and success of the Company.

(c)	Term. The Plan shall remain in effect until September 30, 2001, unless sooner terminated by the Board of Directors. Termination of the Plan shall not affect stock options granted under the Plan which are then outstanding.

2.	DEFINITIONS. For the purposes of the Plan, the following terms shall have the following meanings.

(a)	“Active Employee” means a full-time hourly employee of the Company or a Designated Subsidiary who is also a member of, and/or represented by, one or more of the Local Unions and is, on the relevant date, on the active payroll of the Company or a Designated Subsidiary.

(b)	“Average Annual Hours Worked” means, with respect to the period and to the Eligible Employee in respect of which a determination thereof is being or to be made, the average of the hours worked by such Eligible Employee during the two years (i) ended October 31 in the three year period ended October 31, 2000 (in the case of a determination made pursuant to Section 5 (a) of the Plan) or (ii) ended August 31 in the three year period ended August 31, 2001 (in the case of a determination made pursuant to Section 5(b) of the Plan), during which the Eligible Employee worked the most hours. In respect of each Eligible Employee who has a continuous service date as a Bargaining Unit Employee that is less than two years and more than six months prior to October 31, 2000 or August 31, 2001, as the case may be, the hours worked for the year during which his or her continuous service date occurs shall be determined by annualizing the average hours worked by such Eligible Employee during each full calendar month during the period beginning on his or her continuous service date and ending on the next following October 31 or August 31, as the case may be. If the continuous service date of the Eligible Employee is one year or less, but more than six (6) months, prior to October 31, 2000 or August 31, 2001, as the case may be, then the “Average Annual Hours Worked” shall be equal to the actual hours worked in the case of a full year or the annualized average hours worked, determined as provided in the preceding sentence, in the case of a partial year.

(c)	“Bargaining Unit Agreement” means any of, and “Bargaining Unit Agreements” means and includes all of, the Company-Wide Agreement (including the related Supplemental Agreement(s)), the Fayetteville Agreement, the Freeport

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Agreement, the Tyler Agreement, the Buffalo General Agreement, and the Huntsville General Agreement, as the case may be, each as in effect on and as of December 4, 2000.

(d)	“Bargaining Unit Employee” means any person who, at the relevant time, is (i) an Employee of the Company or a Designated Domestic Subsidiary at one of the Designated Locations and (ii) a member of, and/or represented by, the Local Union representing Employees at such Designated Location.

(e)	“Board of Directors” means the Board of Directors of the Company.

(f)	“Buffalo General Agreement” means the General Agreement, dated and effective as of October 25, 2000, between Goodyear Dunlop Tires North America, Ltd and Local Union No. 135 of the USWA, as in effect on and as of December 4, 2000.

(g)	“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the published rulings, regulations and interpretations duly promulgated thereunder.

(h)	“Common Stock” means the Common Stock, without par value, of the Company, or any security issued by the Company in substitution or exchange therefore or in lieu thereof.

(i)	“Company” means The Goodyear Tire & Rubber Company, an Ohio corporation, or any successor corporation.

(j)	“Company-Wide Agreement” means the Agreement, dated effective October 25, 2000, together with the “Supplemental Agreement” relating to a Designated Location among the Company, the USWA and the relevant Local Union (or Unions, as the case may be), as in effect on and as of December 4, 2000.

(k)	“Designated Location” means any of, and “Designated Locations” means two or more or all of, the tire and/or rubber products manufacturing facilities of the Company and its Designated Subsidiaries at the following locations: Akron (Plant 2), Ohio: Gadsden, Alabama; St. Marys, Ohio; Lincoln, Nebraska; Topeka, Kansas; Danville, Virginia; Marysville, Ohio; Union City, Tennessee; Sun Prairie, Wisconsin; Fayetteville, North Carolina; Freeport, Illinois; Tyler, Texas; Buffalo, New York; and Huntsville, Alabama.

(l)	“Designated Subsidiary” means any of, and “Designated Subsidiaries” means any two or more or all of, Goodyear Dunlop Tires North America, Ltd., an Ohio limited liability company, and any successor entity, and any other domestic corporation or other entity so designated in writing by the Board of Directors.

(m)	“Eligible Employee” means any person who (i) satisfies the eligibility criteria set forth at Section 6(a) of the Plan at December 4, 2000, or (ii) satisfies the eligibility criteria set forth at Section 6(b) of the Plan at September 3, 2001.

(n)	“Employee” means each person who, at the relevant time, is on the active payroll of, or on Layoff or a Leave of Absence from, an Employer at one of the Designated Locations.

(o)	“Employer” means the Company and/or a Designated Subsidiary.

(p)	“Fair Market Value” means, in respect of any date on or as of which a determination thereof is being or to be made, the average of the high and low per share sale prices of the Common Stock reported on the New York Stock Exchange Composite Transaction tape on such date, or, if the Common Stock was not traded

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on such date, on the next day on which sales of the shares of the Common Stock were reported on the New York Stock Exchange Composite Transactions tape.

(q)	“Fayetteville Agreement” means the Agreement, dated and effective as of October 25, 2000, between the Company (as the successor to the Kelly-Springfield Tire Company) and Local Union No. 959 of the USWA, as in effect on and as of December 4, 2000.

(r)	“Freeport Agreement” means the Agreement, dated and effective as of October 31, 2000, between the Company (as the successor to The Kelly-Springfield Tire Company) and Local Union No. 745 of the USWA, as in effect on and as of December 4, 2000.

(s)	“Grantee” means any Eligible Employee of the Company who is granted a Stock Option under the Plan and has entered into a grant agreement in respect of such Stock Option, which Stock Option remains outstanding.

(t)	“Huntsville General Agreement” means the General Agreement, dated and effective as of October 25, 2000, between Goodyear Dunlop Tires North America, Ltd and Local Union No. 915 of the USWA, as in effect on and as of December 4, 2000.

(u)	“Layoff” shall mean: (i) with respect to Bargaining Unit Employees covered by the Company-Wide Agreement, a layoff with recall rights as described at Section 1(a) of Article X of the Company-Wide Agreement (and at any applicable section of the relevant “Supplemental Agreement”); (ii) with respect to Bargaining Unit Employees covered by the Fayetteville Agreement, a layoff with recall rights as described at Section 8 of Article VII of the Fayetteville Agreement; (iii) with respect to Bargaining Unit Employees covered by the Freeport Agreement, a layoff with recall rights as described at Section 8 of Article VII of the Freeport Agreement; (iv) with respect to Bargaining Unit Employees covered by the Tyler Agreement, a layoff with recall rights as described at Section 13 and Section 14 of Article VII of the Tyler Agreement; (v) with respect to Bargaining Unit Employees covered by the Buffalo General Agreement, a layoff with recall rights as described at Sections 7.08 through 7.15, inclusive, of Article VII of the Buffalo General Agreement; and (vi) with respect to Bargaining Unit Employees covered by the Huntsville General Agreement, a layoff with recall rights as described at Sections 9.09 and 9.10 of the Huntsville Agreement.

(v)	“Leave of Absence” shall mean: (i) with respect to Bargaining Unit Employees covered by the Company-Wide Agreement, a leave of absence authorized by the Employer as provided for by the provisions of Section 1(b) of Article X of the Company-Wide Agreement (and at any applicable section of the relevant “Supplemental Agreement”); (ii) with respect to Bargaining Unit Employees covered by the Fayetteville Agreement, a leave of absence authorized by the Employer as provided for by the provisions of Section 3 of Article VII of the Fayetteville Agreement; (iii) with respect to Bargaining Unit Employees covered by the Freeport Agreement, a leave of absence authorized by the Employer as provided for by the provisions of Section 4 of Article VII of the Tyler Agreement; (v) with respect to Bargaining Unit Employees covered by the Buffalo General Agreement, a leave of absence authorized by the Employer as provided for by the provisions of Section 7.18 of the Buffalo General Agreement; and (vi) with respect to Bargaining Unit Employees covered by the Huntsville General Agreement, a leave of absence authorized by the Employer as provided for by the provisions of Section 9.11 of the Huntsville General Agreement.

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(w)	“Local Union” means any one of , and “Local Unions” means any two or more or all of, the local unions of the United Steelworkers of America, A.F.L-C.I.O.-C.L.C. representing certain Employees of the Employers at the respective Designated Locations listed below:

Designated Location	Local Union

Akron, Ohio	Local 2

Gadsden, Alabama	Local 12

Tonawonda (Buffalo), New York	Local 135

St Marys, Ohio	Local 200

Lincoln, Nebraska	Local 286

Topeka, Kansas	Local 307

Freeport, Illinois	Local 745

Tyler, Texas	Local 746

Danville, Virginia	Local 831

Marysville, Ohio	Local 843

Union City, Tennessee	Local 878

Sun Prairie, Wisconsin	Local 904

Huntsville, Alabama	Local 915

Fayetteville, North Carolina	Local 959

(x)	“P&I Agreement” means any of the, and “P&I Agreements” means and includes any two or more or all of, the following agreements: (i) the Pension, Insurance and Service Award Agreement, dated effective October 25, 2000, among the Company the USWA and Local Unions Nos. 2, 12, 200, 286, 307, 831, 843, 878 and 904 (the “Goodyear P&I Agreement”); (ii) the Pension, Insurance and Service Award Agreement, dated effective May 9, 1997 (as amended), between the Company (as the successor of The Kelly-Springfield Tire Company), the USWA and Local Union No. 959 (the “Fayetteville P&I Agreement”), (iii) the Pension, Insurance and Service Award Agreement, dated September 7, 1997 (as amended), between the Company, the USWA and Local Union No. 746 (the “Tyler P&I Agreement”), (iv) the Pension, Insurance and Service Award Agreement, dated May 9, 1997 (as amended), between the Company, the USWA and Local Union No. 745 (the “Freeport P&I Agreement”), (v) the Agreement on Pension, Service Award and Insurance Benefits between Goodyear Dunlop Tires North America, Ltd. and Local Union No. 135, dated October 27, 2000 (the “Buffalo P&I Agreement”); and (vi) the Agreement for Pension, Service Award and Insurance Benefits between Goodyear Dunlop Tires North America, Ltd. and Local Union No. 915, dated October 27, 2000 (the “Huntsville P&I Agreement”).

(y)	“Plan” means The Goodyear Tire & Rubber Company Stock Option Plan for Hourly Bargaining Unit Employees at Designated Locations.

(z)	“Retirement” shall, for the purposes of the Plan, be deemed to have occurred with respect to any Grantee when such Grantee ceases to be an Employee of an Employer and is entitled to receive a Normal Retirement Pension, a Disability Retirement Pension or an Early Retirement Pension in accordance with the applicable provisions of the P&I Agreement that applies to such Grantee.

(aa)	“Seniority Status” shall have the meaning specified at: (i) the first two paragraphs of Section 1 of Article X, and at subsection (d) of Section 1 of Article X, of the Company-Wide Agreement with respect to Bargaining Unit Employees covered by the Company-Wide Agreement; (ii) Article VIII of the Freeport Agreement with respect to Bargaining Unit Employees covered by the Freeport Agreement; (iii) Article VII of the Fayetteville Agreement with respect to Bargaining Unit Employees covered by the Fayetteville Agreement; (iv) Article VIII of the Tyler Agreement with respect to Bargaining Unit Employees covered by the Tyler

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Agreement; (v) Section 9.01 of the Huntsville General Agreement with respect to Bargaining Unit Employees covered by the Huntsville General Agreement; or (vi) Article VII of the Buffalo General Agreement with respect to Bargaining Unit Employees covered by the Buffalo General Agreement.

(bb)	“Stock Option” means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan, each of which shall be a nonstatutory stock option not governed by Section 421 or 422 of the Code.

(cc)	“Tyler Agreement” means the Agreement, dated and effective as of October 25, 2000, between the Company and Local Union No. 746 of the USWA, as in effect on and as of December 4, 2000.

(dd)	“USWA” means the United Steelworkers of America, A.F.L.-C.I.O.-C.L.C.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a)	Number of Shares Issuable Under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to the Plan, subject to adjustment as provided in Section 3(b) of the Plan, shall be three million five-hundred thousand (3,500,000). The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional share of the Common Stock shall be issued under the Plan. Any fractional share of Common Stock shall be settled in cash at the Fair Market Value thereof on the relevant date.

(b)	Adjustments Upon Changes in Capital Structure. In the event of any change in the capital structure, capitalization or Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board of Directors in its discretion may deem appropriate to reflect such change may be made with respect to: (i) the maximum number of shares of Common Stock which may be (1) issued pursuant to the Plan, and (2) the subject of, or issued pursuant to, any Stock Option granted pursuant to the Plan; (ii) the number of shares of Common Stock subject to any outstanding Stock Option; (iii) the per share exercise price in respect of any outstanding Stock Option; and (iv) any other term or condition of any Stock Option affected by any such change.

4.	ADMINISTRATION.

(a)	The Committee. The Plan shall be administered by a committee (the “Committee”) to be appointed from time to time by the Board of Directors. The Committee shall be comprised of at least five members. The Executive Vice President and Chief Financial Officer, the Senior Vice President for Global Human Resources and the Senior Vice President and General Counsel of the Company shall be permanent members of the Committee. Members of the Committee shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. Any one or more members of the Committee may participate in a meeting by conference telephone or similar means where all persons participating in the meeting can hear and speak to each other, which participation shall constitute presence in person at such meeting. Action approved in writing by a majority of the members of the Committee then serving shall be fully

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as effective as if the action had been taken by unanimous vote at a meeting duly called and held. Except as may be approved by the Board of Directors, the form of grant agreement to be used in respect of each Stock Option granted under this Plan shall be as set forth at Annex I (in the case of Stock Options granted on December 4, 2000) and Annex II (in this case of Stock Options granted on September 3, 2001) to the Plan.

(b)	Committee Powers. The Committee shall have full power and authority to administer the Plan in accordance with its terms. The powers of the Committee include, but are not limited to, the power to: (i) identify to the Board of Directors the Eligible Employees to receive Stock Options; (ii) construe and interpret the Plan and all Stock Option grant agreements and make any determination of fact incident to the operation of the Plan; (iii) promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan; (iv) delegate to other persons the responsibility for performing administrative or ministerial acts in furtherance of the Plan; (v) engage the services of persons and firms in furtherance of the Plan’s activities; and (vi) make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration of the Plan.

(c)	Committee’s Decisions Final. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan, and of any Stock Option grant agreement, shall be final, conclusive and binding upon all Grantees, and all persons claiming through Grantees, affected thereby.

5.	STOCK OPTIONS TO BE GRANTED.

(a)	On December 4, 2000, the Company will grant Stock Options to Eligible Employees as follows:

	(i)	Each Eligible Employee at December 4, 2000 (as defined at Section 6(a) of the Plan) whose Average Annual Hours Worked in respect of the three year period ended October 31, 2000 was more than 2,500 hours will be granted a Stock Option in respect of 200 shares of Common Stock.

	(ii)	Each Eligible Employee at December 4, 2000 (as defined at Section 6 (a) of the Plan) whose Average Annual Hours Worked in respect of the three year period ended October 31, 2000 was 2,500 hours or fewer, but not fewer than 1,500 hours, will be granted a Stock Option in respect of 160 shares of Common Stock.

	(iii)	Each Eligible Employee at December 4, 2000 (as defined at Section 6(a) of the Plan) whose continuous service date is on or after June 5, 2000 or whose Average Annual Hours Worked in respect of the three year period ended October 31, 2000 was fewer than 1,500 hours will be granted a Stock Option in respect of 120 shares of Common Stock.

(b)	On September 3, 2001, the Company will grant Stock Options to Eligible Employees as follows:

	(i)	Each Eligible Employee at September 3, 2001 (as defined at Section 6(b) of the Plan) whose Average Hours Worked in respect of the three year period ended August 31, 2001 was more than 2,500 hours will be granted a Stock Option in respect of 100 shares of Common Stock.

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(ii)	Each Eligible Employee at September 3, 2001 (as defined at Section 6(b) of the Plan) whose Average Annual Hours Worked in respect of the three year period ending August 31, 2001 was 2,500 hours or fewer, but not fewer than 1,500 hours, will be granted a Stock Option in respect of 80 shares of Common Stock.

(iii)	Each Eligible Employee at September 3, 2001 (as defined at Section 6(b) of the Plan) whose continuous service date is on or after March 4, 2001 or whose Average Annual Hours Worked in respect of the three year period ending August 31, 2001 was fewer than 1,500 hours will be granted a Stock Option in respect of 60 shares of Common Stock.

6.	ELIGIBILITY REQUIREMENTS.

(a)	Each Employee of the Company or a Designated Subsidiary at December 4, 2000 who:

(i)	is a Bargaining Unit Employee; and

(ii)	has Seniority Status; and

(iii)	is an Active Employee, on Layoff or on a Leave of Absence;

shall be an “Eligible Employee” at December 4, 2000 and shall receive the grant of a Stock Option pursuant to Section 5(a) of the Plan for that number of shares indicated at Section 5(a) of the Plan, based on such Eligible Employee’s Average Annual Hours Worked; provided, however, that the Stock Option granted to any Eligible Employee shall automatically terminate on July 5, 2001 if such Eligible Employee is not an Active Employee (x) for a period of at least thirty (30) consecutive calendar days during the 180-day period commencing December 5, 2000 and (y) for a period of at least sixty (60) consecutive calendar days during the 210-day period commencing December 5, 2000 (unless such Eligible Employee is serving as a Local Union official during such period).

(b)	Each Employee of the Company or a Designated Subsidiary at September 3, 2001 who:

(i)	is a Bargaining Unit Employee; and

(ii)	has Seniority Status; and

(iii)	is an Active Employee, on Layoff or on a Leave of Absence; and

(iv)	was not granted a Stock Option pursuant to Section 5(a) of the Plan or was granted a Stock Option pursuant to Section 5(a) of the Plan and such Stock Option was automatically terminated on July 5, 2001 in accordance with Section 6(a) of the Plan;

shall be an “Eligible Employee” at September 3, 2001 and shall receive a grant of a Stock Option pursuant to Section 5(b) of the Plan for that number of shares indicated at Section 5(b) of the Plan, based on such Eligible Employee’s Average Annual Hours worked; provided, however, that the Stock Option granted to any Eligible Employee shall automatically terminate on April 4, 2002 if such Eligible Employee is not an Active Employee (x) for a period of at least thirty (30) consecutive calendar days during the 180-day period commencing September 4, 2001 and (y) for a period of at least sixty (60) consecutive calendar days during the 210-day period commencing September 4, 2001 (unless such Eligible Employee is serving as a Local Union Official during such period).

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7.	TERMS OF THE STOCK OPTIONS.

(a)	Option Exercise Price. The per share exercise price of each Stock Option granted under the Plan shall be 100% of the Fair Market Value of a share of the Common Stock on the date of the grant of such Stock Option.

(b)	Option Term. Each Stock Option granted under the Plan shall have a term of ten years (subject to early termination in accordance with the Plan and/or the Grant Agreement) and shall expire (unless theretofore exercised or terminated as provided for at Section 6 or Section 8 of the Plan or in the relevant grant agreement) on the tenth anniversary of the date of grant of such Stock Option.

(c)	Conditional Vesting. Each Stock Option granted shall vest, subject to the provisions of Section 6, Section 7(d) and Section 8 of the Plan, in the Grantee in accordance with the following schedule:

(1)	With respect to each Stock Option granted on December 4, 2000, when and to the extent the Stock Option becomes exercisable in accordance with Section 7(d)(1) of the Plan, and subject to the termination of the Stock Option pursuant to Section 6(a) of the Plan, if the Grantee has been continuously an Employee of the Company or a Designated Subsidiary since December 4, 2000:

(i)	The Grantee shall be vested, subject to the provisions of Sections 6(a), 7(c)(3), 7(d)(1) and 8 of the Plan, in respect of 50% of the shares of Common Stock subject to the option granted pursuant to such Stock Option (x) on January 4, 2001 if the Grantee is an Active Employee on January 4, 2001 and the Stock Option is not thereafter terminated in accordance with Section 6(a) of the Plan or (y) on July 5, 2001 if the Grantee was not an Active Employee on January 4, 2001 and the Grantee has been an Active Employee for at least sixty (60) consecutive calendar days during the 210-day period commencing December 5, 2000 (unless the Grantee is serving as a Local Union official during such period).
(ii)	The Grantee shall be vested, subject to the provisions of Sections 6(a), 7(c)(3), 7(d)(1) and 8 of the Plan and to any prior exercises of the Stock Option, in respect of 25% of the shares of Common Stock subject to the option granted pursuant to such Stock Option on January 4, 2002 if the Grantee is a Bargaining Unit Employee on January 4, 2002 and the Grantee is vested under Section 7(c)(1)(i) of the Plan.
(iii)	The Grantee shall be vested, subject to the provisions of Sections 6(a), 7(c)(3), 7(d)(1) and 8 of the Plan and to any prior exercises of the Stock Option, in respect of 25% of the shares of Common Stock subject to the option granted pursuant to such Stock Option on January 4, 2003 if the Grantee is a Bargaining Unit Employee on January 4, 2003 and the Grantee is vested under Section 7(c)(1)(i) of the Plan.

(2)	With respect to each Stock Option granted on September 3, 2001, when and to the extent the Stock Option becomes exercisable in accordance with Section 7(d)(2) of the Plan, and subject to the termination of the Stock Option pursuant to Section 6(b) of the Plan, if the Grantee has been continuously an Employee of the Company or a Designated Subsidiary since September 3, 2001:

(i)	The Grantee shall be vested, subject to the provisions of Sections 6(b), 7(c)(3), 7(d)(2) and 8 of the Plan, in respect of 50% of the shares of Common Stock subject to the option granted pursuant to such Stock Option (x) on October 3, 2001 if the Grantee is an Active Employee on

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October 3, 2001 and the Stock Option is not thereafter terminated in accordance with Section 6(b) of the Plan, or (y) on April 4, 2002 if the Grantee was not an Active Employee on October 3, 2001 and the Grantee has been an Active Employee for at least sixty (60) consecutive calendar days during the 210-day period commencing September 4, 2001 (unless the Grantee is serving as a Local Union official during such period).

(ii)	The Grantee shall be vested, subject to the provision of Sections 6(b), 7(c)(3), 7(d)(2) and 8 of the Plan and to any prior exercises of the Stock Option, in respect of 50% of the shares of Common Stock subject to the option granted pursuant to such Stock Option (x) on October 3, 2002 if the Grantee is a Bargaining Unit Employee on October 3, 2002 and the Grantee is vested under Section 7(c)(2)(i) of the Plan.

(3)	Upon the vesting of a Stock Option as specified in Sections 7(c)(1) and 7(c)(2) of the Plan, the Grantee of such Stock Option shall have the right to exercise the Stock Option when and to the extent such Stock Option becomes exercisable in accordance with Sections 7(d)(1) and 7(d)(2), respectively, so long as the Grantee has been continuously an Employee from the date the Stock Option was granted through the date of the exercise of such Stock Option. If a Grantee fails to vest in respect of any percentage of the shares granted pursuant to Section 6 of the Plan due to a Grantee’s failure to satisfy any of the vesting requirements of Section 7(c)(1) or 7(c)(2) of the Plan, as the case may be, then the Stock Option shall terminate with respect to the shares of Common Stock subject to such Stock Option in respect of which the vesting requirements were not satisfied; provided that, if a Grantee shall fail to satisfy the vesting conditions specified in Section 7(c)(1)(i) or Section 7(c)(2)(i) of the Plan, as applicable, the Stock Option of Grantee shall automatically terminate in its entirety on July 5, 2001 or April 4, 2002, respectively.

(d)	Exercisability. If the Grantee of a Stock Option has been continuously an Employee from and after the date the Stock Option was granted and (x) if the Stock Option was not automatically terminated in accordance with Section 6(a) or Section 6(b) of the Plan, as the case may be, and (y) if and to the extent such Stock Option shall have vested in accordance with Section 7(c) of the Plan, the Grantee of such Stock Option shall be entitled to exercise, subject to the limitations set forth at Sections 6, 7(b), 7(c)(3) and 8 of the Plan, such Stock Option in accordance with the following schedule:

(1)	With resect to each Stock Option granted on December 4, 2000:

(i)	On and after December 4, 2001, such Stock Option will be exercisable to the extent of the 50% of the shares of Common Stock subject to the option granted pursuant to such Stock Option that vest in accordance with Section 7(c)(1)(i) of the Plan.

(ii)	On and after December 4, 2002, such Stock Option will be exercisable to the extent of the 25% of the shares of Common Stock subject to the option granted pursuant to such Stock Option that vest in accordance with Section 7(c)(1)(ii) of the Plan.

(iii)	On and after December 4, 2003, such Stock Option will be exercisable to the extent of the 25% of the shares of Common Stock subject to the option granted pursuant to such Stock Option that vest in accordance with Section 7(c)(1)(iii) of the Plan.

(2)	With respect to each Stock Option granted on September 3, 2001:

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(i)	On and after September 3, 2002, such Stock Option will be exercisable to the extent of the 50% of the shares of Common Stock subject to the option granted pursuant to such Stock Option that vest in accordance with Section 7(c)(2)(i) of the Plan.

(ii)	On and after September 3, 2003, such Stock Option will be exercisable to the extent of the 50% of the shares of Common Stock subject to the option granted pursuant to such Stock Option that vest in accordance with Section 7(c)(2)(ii) of the Plan.

(e)	Conditions to Exercise. At the time of each exercise of a Stock Option: (i) the Grantee shall have been continuously an Employee from the date such Stock Option was granted through the earlier of (A) date of the exercise of such Stock Option, (B) the date of the Grantee’s Retirement, or (C) the date of the Grantee’s death; (ii) the vesting requirements of Sections 7(c) of the Plan applicable to such Stock Option shall have been satisfied in respect of the shares of Common Stock then being purchased pursuant to the exercise of such Stock Option; and (iii) the Stock Option shall be exercisable as provided at Section 7(d)(1) of the Plan or Section 7(d)(2) of the Plan, as applicable, in respect of the shares of Common Stock then being purchased pursuant to the exercise of such Stock Option. If any shares of Common Stock subject to a Stock Option granted to a Grantee do not vest in the Grantee at the time or times provided in the applicable subsection of Section 7(c), then the Grantee shall not be entitled to exercise the Stock Option at any time in respect of the shares of Common Stock that did not vest in accordance with such applicable subsection of Section 7(c) of the Plan.

8.	EXERCISE FOLLOWING EMPLOYMENT.

(a)	Retirement. If a Grantee has been continuously an Employee from the date his or her Stock Option was granted through the date of his or her Retirement, then following Retirement such Grantee may exercise his or her Stock Option at any time during the remainder of the term of the Stock Option with respect to that number of shares of Common Stock that were vested under Section 7(c) of the Plan at the date of the Grantee’s Retirement.

(b)	Death. If a Grantee has been continuously an Employee from the date his or her Stock Option was granted through the earlier of the date of his or her Retirement or the date of his or her death, then in the event of the death of the Grantee, the legal representative of Grantee may exercise such Stock Option with respect to that number of shares of Common Stock that were vested under Section 7(c) of the Plan at the date of Grantee’s death (or, if earlier, the date of the Grantee’s Retirement) at any time up to three years after the Grantee’s date of death, but in no event more than ten years after the date the Stock Option was granted.

(c)	Other Termination of Employment. Except as provided in Subsections (a) and (b) of this Section 8, no Stock Option shall be exercisable after the Grantee ceases to be an Employee.

9.	METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part, by the Grantee (or his or her legal representative, if permitted by the Plan) giving written notice of exercise to the Company (or to an agent of the Company designated in writing to the Grantee), specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, plus any required withholding taxes, or by documents necessary to effect the simultaneous exercise of the Stock Option and the sale of the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement approved in advance by

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the Committee and authorizing the use of the proceeds from such sale to pay to the Company the exercise price and withholding taxes.

10.	NON-TRANSFERABILITY OF STOCK OPTIONS. No Stock Option granted, and no right or interest therein, shall be (i) assignable, alienable or transferable by a Grantee, except by will or the laws of descent and distribution, or (ii) subject to any obligation, or the lien or claims of any creditor, of a Grantee, or (iii) subject to any lien, encumbrance or claim of any party made in respect of or through any Grantee, however arising. During the lifetime of a Grantee, the Stock Option shall be exercisable only by, and shares of Common Stock issued upon the exercise of Stock Option will be issued only to, the Grantee or his or her legal representative.

11.	AMENDMENT AND TERMINATION. The Board of Directors may at any time and from time to time amend the Plan. The Board of Directors may at any time terminate the Plan; provided, however, that no termination of the Plan shall affect Stock Options outstanding on the date of such termination.

12.	MISCELLANEOUS.

(a)	Withholding Taxes. All Stock Options granted under the Plan are made subject to any and all applicable withholding for taxes of any kind. The Company shall have the right to deduct from any delivery of shares of Common Stock to be made under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall have the right to require a Grantee to pay cash to satisfy withholding taxes as a condition to the issuance of any shares of Common Stock under the Plan.

(b)	No Right to Employment. Neither the adoption of the Plan nor the grant of any Stock Option shall confer upon any Grantee, any Employee or any other person any right to continued employment with the Company or any subsidiary of the Company, nor shall it interfere in any way with the right of the Company or any subsidiary of the Company to terminate the employment of any Grantee, any Employee or any other person at any time, with or without cause.

(c)	Unfunded Plan. The Plan shall be unfunded. Any liability of the Company to any person with respect to any Stock Option granted under the Plan shall be based solely upon any contractual obligation that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any of its subsidiaries.

(d)	Other Company Benefit and Compensation Programs. Any benefits received by a Grantee under the Plan shall not be deemed a part of such Grantee’s regular, recurring compensation and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or any of its subsidiaries. Payments and benefits provided to any Employee under any other plan or agreement shall be governed solely by the terms of such other plan or agreement.

(e)	Securities Law Restrictions. In no event shall the Company be obligated to issue or deliver any shares of Common Stock if such issuance or delivery shall constitute a violation of any provision of any law or regulation of any government, any governmental agency or authority, or any securities exchange. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable Federal and state

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securities laws and regulations and all requirements of any securities exchange on which shares of the Common Stock are listed.

(f)	Grant Agreements. Each Eligible Employee receiving a Stock Option under the Plan shall enter into a grant agreement with the Company in the form, appropriately competed, of Annex I or Annex II, as applicable, or in such other form of grant agreement as shall be approved by the Board of Directors.

(g)	Severability. In the event any provision of the Plan shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan.

(h)	Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

     [ANNEX I AND ANNEX II ARE INTENTIONALLY OMITTED FROM THIS COPY OF THE PLAN]

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